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                                                                      EXHIBIT 99

IKONICS CORPORTION LOGO
4832, Grand Ave - Duluth, MN 55807
PH: 218-628-2217 - Fax: 218-628-3245
www.ikonics.com - info@ikonics.com

                                  NEWS RELEASE

NEWS CONTACT: Bill Ulland                                  FOR IMMEDIATE RELEASE
              Chairman, President & CEO                    February 15, 2007
              (218) 628-2217

                   IKONICS ANNOUNCES 24% INCREASE IN EARNINGS
                              ON RECORD 2006 SALES.

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, announced today record sales and earnings for the year 2006. Sales increased by 7% over 2005 to $14,889,000 and earnings by 24% to $1,124,000, or $0.55 per diluted common share. For the fourth quarter sales increased by 9% over the same quarter of 2005 to $3,744,000 and earnings by 22% to a record $393,000, or $0.19 per diluted share.

Bill Ulland, Ikonics CEO, said, "I am pleased with our performance in 2006 both in our financial results but also with the foundation we have laid for future growth."

"The acquisition of the image mate line of screen print products in late December 2006 will contribute to future growth for our Chromaline Screen Print Products and Export divisions; IKONMetal is gaining market acceptance, particularly in the signage industry; we are making good progress on the industrial applications of our abrasive etching technology; and we continue to be encouraged by our investment in digital imaging technology," said Ulland.

This press release contains forward-looking statements regarding sales, expenses, net earnings, and new products that involve risks and uncertainties. The Company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the Company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.

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                               IKONICS CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS
     For the Three Months and Twelve Months Ended December 31, 2006 and 2005

                                               THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                            -----------------------   -------------------------
                                             12/31/06     12/31/05      12/31/06      12/31/05
                                            ----------   ----------   -----------   -----------
Net Sales                                   $3,743,608   $3,438,442   $14,888,912   $13,971,217
Costs and expenses net of interest income    3,212,318    3,012,583    13,299,147    12,715,048
                                            ----------   ----------   -----------   -----------
Income before income taxes                     531,290      425,859     1,589,765     1,256,169
Federal and state income taxes                 138,249      104,071       466,000       348,000
                                            ----------   ----------   -----------   -----------
Net income                                  $  393,041   $  321,788   $ 1,123,765   $   908,169
                                            ==========   ==========   ===========   ===========
Earnings per common share-diluted           $     0.19   $     0.16   $      0.55   $      0.46
                                            ==========   ==========   ===========   ===========
Average shares outstanding-diluted           2,038,499    2,001,988     2,027,916     1,986,885

                            CONDENSED BALANCE SHEETS
                        As of December 31, 2006 and 2005

                                         12/31/06     12/31/05
                                       -----------   ----------
ASSETS
Current assets                         $ 8,229,210   $7,728,358
Property, plant and equipment, net         991,920      951,565
Investment in non-marketable
   equity securities                       988,910      450,790
Intangible assets                          485,421      279,086
Deferred taxes                              48,000       61,000
                                       -----------   ----------
                                       $10,743,461   $9,470,799
                                       ===========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                    $   879,362   $  992,294
Long term debt                                  --           --
Stockholders' equity                     9,864,099    8,478,505
                                       -----------   ----------
                                       $10,743,461   $9,470,799
                                       ===========   ==========

                        CONDENSED STATEMENTS OF CASH FLOW
                 For the Years Ended December 31, 2006 and 2005

                                                    12/31/06      12/31/05
                                                  -----------   -----------
Net cash flows provided by operating activities   $ 1,075,722   $   980,047
Net cash flows used in investing activities        (1,282,655)     (422,562)
Net cash flows provided by financing activities       223,047       117,127
                                                  -----------   -----------
Net increase in cash and cash equivalents              16,114       674,612
Cash and cash equivalents at beginning of year      3,412,072     2,737,460
                                                  -----------   -----------
Cash and cash equivalents at end of year          $ 3,428,186   $ 3,412,072
                                                  ===========   ===========